Exhibit 4.1

EXECUTIVE VERSION

SIXTH AMENDMENT

TO

FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

DATED AS OF APRIL 2, 2014

AMONG

WHITING PETROLEUM CORPORATION,

AS PARENT GUARANTOR,

WHITING OIL AND GAS CORPORATION,

AS BORROWER,

JPMORGAN CHASE BANK, N.A.

AS ADMINISTRATIVE AGENT,

BANK OF AMERICA, N.A. AND WELLS FARGO BANK, N.A.

AS SYNDICATION AGENTS,

COMPASS BANK AND U.S. BANK NATIONAL ASSOCIATION

AS DOCUMENTATION AGENTS,

AND

THE LENDERS PARTY HERETO

SIXTH AMENDMENT TO FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Sixth Amendment”) dated as of April 2, 2014 is among Whiting Petroleum Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Parent Guarantor”), Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”, and together with the Parent Guarantor, the “Obligors”), each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.        The Borrower, the Parent Guarantor, the Administrative Agent, the Syndication Agents, the Documentation Agents and the Lenders are parties to that certain Fifth Amended and Restated Credit Agreement dated as of October 15, 2010, as amended by that certain First Amendment to Fifth Amended and Restated Credit Agreement, dated as of April 15, 2011, that certain Second Amendment to Fifth Amended and Restated Credit Agreement, dated as of October 12, 2011, that certain Third Amendment to Fifth Amended and Restated Credit Agreement, dated as of October 19, 2012, that certain Fourth Amendment to Fifth Amended and Restated Credit Agreement, dated as of June 27, 2013 and that certain Fifth Amendment to Fifth Amended and Restated Credit Agreement dated as of September 6, 2013 (as further amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.        The Borrower has requested and the Administrative Agent and the Lenders have agreed to make certain changes to the Credit Agreement.

C.        NOW, THEREFORE, to induce the Administrative Agent and the Lenders party hereto to enter into this Sixth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.        Defined Terms.  Each capitalized definitional term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Sixth Amendment. Unless otherwise indicated, all section references in this Sixth Amendment refer to sections of the Credit Agreement.

Section 2.        Amendments to Credit Agreement.

2.1      Amendments to Section 1.02.

(a)      The definitions of “Foreign Corrupt Practices Act”, “Money Laundering Laws”, “OFAC”, “Sixth Amendment” and “Sixth Amendment Effective Date” are hereby added where alphabetically appropriate:

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Money Laundering Laws” means any law governing conduct or acts designed in whole or in part to conceal or disguise the nature, location, source, ownership or control of money (including currency or equivalents, e.g., checks, electronic transfers, etc.) to avoid a transaction reporting requirement under state or federal law or to disguise the fact that the money was acquired by illegal means.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Sixth Amendment” means that certain Sixth Amendment to Fifth Amended and Restated Credit Agreement, dated as of April 2, 2014, among the Borrower, the Parent Guarantor, the Administrative Agent and the Lenders party thereto.

“Sixth Amendment Effective Date” means April 2, 2014.

(b)        The definition of “Agreement” is hereby amended to read:

“Agreement” means this Fifth Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment, as the same may be amended or supplemented from time to time.

(c)        The definition of “Maturity Date” is hereby amended to read:

“Maturity Date” means the earlier to occur of (a) April 2, 2019 and (b) the date that is ninety-one (91) days prior to the scheduled maturity of any Permitted Additional Senior Notes (excluding, for the avoidance of doubt, any Permitted Additional Senior Notes that are Redeemed in accordance with Section 9.04(b) prior to the date upon which such Permitted Additional Senior Notes would have otherwise caused the Maturity Date to occur under this definition).

(d)        The definition of “Change in Law” is hereby amended to add the following proviso to the end thereof:

; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III (but not Basel II), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

2.2        Amendment to Section 5.01(b).

(a)        The phrase “any Change in Law regarding capital requirements” in Section 5.01(b) of the Credit Agreement is hereby amended to read “any Change in Law regarding capital or liquidity requirements”.

(b)        The phrase “with respect to capital adequacy” in Section 5.01(b) of the Credit Agreement is hereby amended to read “with respect to capital adequacy or liquidity”.

2.3        Amendments to Article VII.

(a)        Article VII of the Credit Agreement hereby is amended by inserting the following Section 7.24:

“Section 7.24. Foreign Corrupt Practices.  Neither the Parent Guarantor nor any other Credit Party, nor any officer or employee of the Parent Guarantor or any other Credit Party, nor, to the knowledge of the Parent Guarantor or any other Credit Party, any director or agent of the Parent Guarantor or any other Credit Party is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including, without limitation, any material violation that arises from making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA, and the Parent Guarantor and any other Credit Party have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith in all material respects. No proceeds of any Loan or Letter of Credit have been or shall be used for any purpose that violates the FCPA.”

(b)        Article VII of the Credit Agreement hereby is amended by inserting the following Section 7.25:

“Section 7.25. Money Laundering.  The operations of the Parent Guarantor and the other Credit Parties are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Parent Guarantor or any other Credit Party is a party with respect to the Money Laundering Laws is pending or, to the best knowledge of the Parent Guarantor or any other Credit Party, threatened in writing, except to the extent that any such action, suit or proceeding could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No proceeds of any Loan or Letter of Credit have been or shall be used for any purpose that violates any Money Laundering Law.”

(c)        Article VII of the Credit Agreement hereby is amended by inserting the following Section 7.26:

“Section 7.26. OFAC.  Neither the Parent Guarantor nor any other Credit Party, nor any officer, employee or Controlled Affiliate of the Parent Guarantor or any other Credit Party, nor, to the knowledge of the Parent Guarantor or any other Credit Party, any director, agent or non-Controlled Affiliate of the Parent Guarantor or any other Credit Party is currently subject to any material U.S. sanctions administered by OFAC, and neither the Parent Guarantor nor any other Credit Party will directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.”

(d)        Article VII of the Credit Agreement hereby is amended by inserting the following Section 7.27:

“Section 7.27. Patriot Act.  Each of Parent Guarantor and each of the other Credit Parties is in compliance with all applicable statutes, regulations and orders relating to the Act (as defined in Section 12.15) in each case except to the extent that any such non-compliance could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.”

2.4        Amendments to Article IX

(a)        Each of Section 9.02(g)(ii) and Section 9.02(g)(iii) of the Credit Agreement are hereby amended by adding the following phrase at the beginning thereof:

“other than with respect to Permitted Additional Senior Notes issued prior to the Sixth Amendment Effective Date,”

(b)        Section 9.04(b)(i) of the Credit Agreement is hereby restated in its entirety to read as follows:

“Redeem any Senior Notes unless (A) such Redemption is for a price not greater than an amount equal to par plus accrued and unpaid interest and the make-whole premium as set forth in the instrument evidencing such Senior Notes and (B) immediately after giving effect to such Redemption, the Borrower has unused availability of not less than the greater of (1) $100,000,000 or (2) 10% of the then effective Borrowing Base;”

2.5        Amendment to Section 11.08.  Section 11.08 of the Credit Agreement is hereby amended to replace the reference to “Vinson & Elkins L.L.P.” with “Simpson Thacher & Bartlett LLP”.

2.6        Assignment and Reallocation of Commitments.  The Lenders have agreed among themselves (a) to assign and reallocate the Commitments and Revolving Credit Exposures such that after giving effect to such reallocation the Maximum Credit Amounts of the Lenders shall be as set forth on Annex I to this Sixth Amendment and (b) to permit Barclays Bank PLC (the “Exiting Lender”) to assign all of its Commitments and Revolving Credit Exposure to other Lenders and cease to be a Lender under the Credit Agreement.

Each of the Administrative Agent, the Issuing Bank and the Borrower hereby consents to (a) the reallocation of the Commitments and Revolving Credit Exposures and (b) the assignment by the Exiting Lender of all of its respective Commitment and Revolving Credit Exposure as provided herein. Any assignments by the Lenders, including the Exiting Lender, necessary to effect the reallocation of the Commitments and Revolving Credit Exposures are hereby consummated pursuant to the terms and provisions of this Section 2.6 of this Sixth Amendment; including, without limitation, payment to the Exiting Lender of any and all amounts due and owing to the Exiting Lender with respect to any outstanding Revolving Credit Exposures, any interest thereon, and fees or other amounts payable hereunder on the Sixth Amendment Effective Date. On the Sixth Amendment Effective Date and after giving effect to such reallocation, the Maximum Credit Amount of each Lender shall be as set forth on Annex I to this Sixth Amendment. Each Lender hereby consents and agrees to the Maximum Credit Amounts as set forth on Annex I of this Sixth Amendment. The Exiting Lender has executed this Sixth Amendment solely for purposes of this Section 2.6.

Annex I to the Credit Agreement is hereby replaced with Annex I to this Sixth Amendment.

Section 3.        Borrowing Base.  From and after the Sixth Amendment Effective Date, the Borrowing Base shall be, and hereby is, equal to the amount of $2,800,000,000, which Borrowing Base shall remain in effect until the next Scheduled Redetermination or the Borrowing Base is otherwise redetermined or adjusted in accordance with the Credit Agreement. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.12(c) or Section 9.11. Each of the Parent Guarantor and the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 3 shall constitute a Scheduled Redetermination. This Section 3 constitutes notice of the redetermined Borrowing Base in accordance with Section 2.07(d) of the Credit Agreement.

Section 4.        Conditions Precedent.  This Sixth Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

4.1      The Administrative Agent shall have received from the Borrower, the Parent Guarantor and each Lender, counterparts of this Sixth Amendment signed on behalf of such Person.

4.2      The Administrative Agent, the Arranger and the Lenders shall have received all amounts due and payable on or prior to the Sixth Amendment Effective Date, including, to the extent invoiced reasonably in advance of the Sixth Amendment Effective Date, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3      No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Sixth Amendment.

The Administrative Agent is hereby authorized and directed to declare this Sixth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.        Miscellaneous.

5.1      Confirmation.  The provisions of the Credit Agreement, as amended by this Sixth Amendment, shall remain in full force and effect following the effectiveness of this Sixth Amendment.

5.2      Post-Closing Covenant.  The Parent Guarantor and the Borrower covenant and agree with the Lenders that, within thirty (30) days of the Sixth Amendment Effective Date, the Parent Guarantor and the Borrower will, and will cause their Restricted Subsidiaries to, execute and deliver amendments or supplements to the existing mortgages in form and substance reasonably satisfactory to the Administrative Agent sufficient to (i) evidence the amendments to the Credit Agreement contemplated by this Sixth Amendment and (ii) create first priority, perfected Liens (provided that Liens which are permitted by the terms of Section 9.03 of the Credit Agreement to attach to the Mortgaged Properties may exist and have whatever priority such Liens have at such time under applicable law) on at least 80% of the total value of the Oil and Gas Properties evaluated in the Reserve Report used to determine the Borrowing Base in connection with this Sixth Amendment.

5.3      Ratification and Affirmation; Representations and Warranties.  Each Obligor hereby (a) acknowledges the terms of this Sixth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein; (c) confirms that the Security Instruments and all of the collateral described therein do and shall continue to secure the payment of all the Indebtedness of the Credit Parties under the Loan Documents, in each case, as amended by this Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Sixth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.

5.4      No Waiver; Loan Document.  The execution, delivery and effectiveness of this Sixth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the Sixth Amendment Effective Date, this Sixth Amendment shall for all purposes constitute a Loan Document.

5.5      Counterparts.  This Sixth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Sixth Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.6        NO ORAL AGREEMENT.  THIS SIXTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. AS OF THE DATE OF THIS SIXTH AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.7        GOVERNING LAW.  THIS SIXTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

5.8        Severability.  Any provision of this Sixth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the date first written above.

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION

	By:	/s/ Michael J. Stevens
Name: Michael J. Stevens
Title: CFO

BORROWER:	WHITING OIL AND GAS CORPORATION

	By:	/s/ Michael J. Stevens
Name: Michael J. Stevens
Title: CFO

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

	By:	/s/ Ryan Fuessel
Name: Ryan Fuessel
Title: Authorized Signatory

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A.

By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, N.A.

By:	/s/ Tim Green
Name: Tim Green
Title: Director

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

COMPASS BANK

By:	/s/ James Neblett
Name: James Neblett
Title: Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

UNION BANK, N.A. (formerly known as Union Bank of California, N.A.)

By:	/s/ Brian Hawk
Name: Brian Hawk
Title: Assistant Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Tara McLean
Name: Tara McLean
Title: Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

SANTANDER BANK, N.A.

By:	/s/ Aidan Lanigan
Name: Aidan Lanigan
Title: Senior Vice President

By:	/s/ Puiki Lok
Name: Puiki Lok
Title: Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA

By:	/s/ Alan Dawson
Name: Alan Dawson
Title: Director

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

SUNTRUST BANK, NA

By:	/s/ Chulley Bogle
Name: Chulley Bogle
Title: Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION

By:	/s/ John Dravenstott
Name: John Dravenstott
Title: Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BARCLAYS BANK PLC as Exiting Lender

By:	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK

By:	/s/ Jarred W. Vickers
Name: Jarred W. Vickers
Title: Senior Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

RAYMOND JAMES BANK, FSB

By:	/s/ Scott G. Axelrod
Name: Scott G. Axelrod
Title: Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

ROYAL BANK OF CANADA

By:	/s/ Kristan Spivey
Name: Kristan Spivey
Title: Authorized Signatory

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BOKF, NA DBA BANK OF OKLAHOMA

By:	/s/ Michael M. Logan
Name: Michael M. Logan
Title: Senior Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

RB INTERNATIONAL FINANCE (USA) LLC (formerly known as RZB Finance LLC)

By:	/s/ John A. Valiska
Name: John A. Valiska
Title: First Vice President

By:	/s/ Steven VanSteenbergen
Name: Steven VanSteenbergen
Title: Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

By:	/s/ Daria Mahoney
Name: Daria Mahoney
Title: Authorized Signatory

By:	/s/ William Reid
Name: William Reid
Title: Authorized Signatory

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Kristin N. Oswald
Name: Kristin N. Oswald
Title: Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH THIRD BANK

By:	/s/ Justin B. Crawford
Name: Justin B. Crawford
Title: Director

SIGNATURE PAGE TO SIXTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

Annex I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
JPMorgan Chase Bank, N.A.	9.00%	$108,000,000.00
Bank of America, N.A.	8.60%	103,200,000.00
Wells Fargo Bank, N.A.	8.60%	103,200,000.00
Compass Bank	8.60%	103,200,000.00
U.S. Bank National Association	7.20%	86,400,000.00
SunTrust Bank	7.20%	86,400,000.00
Union Bank, N.A.	6.00%	72,000,000.00
Capital One, National Association	6.00%	72,000,000.00
Canadian Imperial Bank of Commerce, New York Agency	6.00%	72,000,000.00
Royal Bank of Canada	6.00%	72,000,000.00
KeyBank National Association	4.06667%	48,800,000.00
The Bank of Nova Scotia	4.00%	48,000,000.00
RB International Finance (USA) LLC	3.6667%	44,000,000.00
Santander, N.A.	3.60%	43,200,000.00
BOKF, NA dba Bank of Oklahoma	2.86667%	34,400,000.00
Comerica Bank	2.40%	28,800,000.00
Fifth Third Bank	2.40%	28,800,000.00
Morgan Stanley Bank, N.A.	2.40%	28,800,000.00
Raymond James Bank, N.A.	1.40%	16,800,000.00
TOTAL	100%	$1,200,000,000.00

ANNEX I